UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2016

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (847) 286-7000
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2016 Sears Hometown and Outlet Stores, Inc. (the “Company”) held its Annual Meeting of Stockholders at 3333 Beverly Road, Hoffman Estates, Illinois 60179. The meeting was held to vote on the matters described below.

1.
Election of Directors. E.J. Bird, James F. Gooch, Josephine Linden, William K. Phelan, Will Powell, and David Robbins were elected to the Board of Directors of the Company for one-year terms expiring at the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified. The votes on this matter were as follows:

Name	For	Withheld	Broker Non-Votes
E.J. Bird	17,170,669	191,972	2,596,342
James F. Gooch	17,170,283	192,358	2,596,342
Josephine Linden	17,170,534	192,107	2,596,342
William K. Phelan	17,170,266	192,375	2,596,342
Will Powell	17,170,414	192,227	2,596,342
David Robbins	17,170,768	191,873	2,596,342

2.
Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
17,264,127	84,854	13,660	2,596,342

3.
Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the 2016 fiscal year. The stockholders ratified the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2016. The votes on this matter were as follows:

For	Against	Abstain
19,938,213	2,847	17,923

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ CHARLES J. HANSEN
Charles J. Hansen
Vice President, General Counsel, and Secretary

Date: May 31, 2016